UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Organon & Co.

(Exact name of registrant as specified in its charter)

Delaware	001-40235	46-4838035
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

30 Hudson Street, Floor 33, Jersey City, NJ		07302
(Address and principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (551) 430-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of Organon & Co. (the “Company”) approved an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan (the “Amended and Restated 2021 ISP”) at the Company’s 2025 Annual Meeting held on June 10, 2025 (the “Annual Meeting”). The Company’s Board of Directors (the “Board”), upon the recommendation of the Talent Committee of the Board, previously approved the Amended and Restated 2021 ISP on April 15, 2025, subject to stockholder approval. Additional information regarding the results of the Annual Meeting is set forth below in this Report under Item 5.07.

The Amended and Restated 2021 ISP increases the number of shares of the Company’s common stock available for issuance thereunder by 7,800,000 shares. The Amended and Restated 2021 ISP also makes other limited revisions that are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”), including adding a new requirement that 95% or more of the shares subject to awards granted under the Amended and Restated 2021 ISP have a one-year minimum vesting period, subject to limited exceptions, and providing that shares tendered or withheld by the Company in respect of the exercise price or tax withholding obligations on stock options and stock appreciation rights granted under the Amended and Restated 2021 ISP will no longer be returned to the plan’s share reserve.

The foregoing description of the Amended and Restated 2021 ISP does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated 2021 ISP, which is attached as Appendix B to the Proxy Statement and is incorporated by reference herein as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 10, 2025, the Company held its 2025 Annual Meeting, at which the Company’s stockholders considered five (5) proposals, each of which is described in more detail in the Proxy Statement. There were 259,956,063 outstanding shares entitled to vote and there were 215,273,767 shares present in person or by proxy at the 2025 Annual Meeting, representing approximately eighty-three percent (83%) of the shares outstanding and entitled to vote. The voting results are presented below.

1.	To elect the eleven (11) directors nominated by the Board to serve until the 2026 annual meeting of the Company’s stockholders or until a successor has been duly elected and qualified.

Nominee	For	Against	Abstain	Broker Non-Votes[1]
Kevin Ali	162,379,482	5,203,643	421,047	47,269,595
Carrie S. Cox	158,072,279	9,534,144	397,749	47,269,595
Robert Essner	162,816,437	4,714,585	473,150	47,269,595
Alan Ezekowitz, M.D., Ph.D.	163,687,685	3,871,275	445,212	47,269,595
Helene Gayle, M.D., M.P.H.	159,482,939	8,103,789	417,444	47,269,595
Rochelle (“Shelly”) B. Lazarus	163,292,121	4,279,876	432,175	47,269,595
Deborah Leone	163,828,235	3,761,132	414,805	47,269,595
Philip Ozuah, M.D., Ph.D.	161,952,456	5,602,883	448,883	47,269,595
Cynthia M. Patton	163,779,418	3,806,318	418,435	47,269,595
Grace Puma	161,676,033	5,907,400	420,739	47,269,595
Shalini Sharp	163,244,186	4,324,774	435,212	47,269,595

1 A broker-non vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting.

2.	To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes[1]
131,520,446	35,124,179	1,359,547	47,269,595

3.	To approve an amendment and restatement of the Organon & Co. 2021 Incentive Stock Plan.

For	Against	Abstain	Broker Non-Votes[1]
154,012,721	12,706,870	1,284,581	47,269,595

4.	To ratify the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes[1]
210,485,899	2,692,232	2,095,636	0

5.	To approve the stockholder proposal requesting that the Board adopt a new Director Election Resignation Guideline provision, if properly presented.

For	Against	Abstain	Broker Non-Votes[1]
35,267,628	131,506,391	1,230,153	47,269,595

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Organon & Co. 2021 Incentive Stock Plan (incorporated by reference to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 25, 2025)

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Organon & Co.

By:	/s/ Kirke Weaver
	Name:	Kirke Weaver
	Title:	General Counsel

Dated: June 12, 2025